EXHIBIT 32.1

       CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, Christina M. Strauch, Chairman of the Board of Directors, Chief Executive Officer, Treasurer and Chief Financial Officer of Rim Holdings Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report"). The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 11th day of August, 2003.


/s/ Christina M. Strauch
-----------------------------------
Christina M. Strauch
Chairman of the Board of Directors,
Chief Executive Officer, Treasurer
and Chief Financial Officer